UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 10, 2013

GREEN EARTH TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-53797	26-0755102
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1136 Celebration Boulevard, Celebration, Florida 34747
 (Address of principal executive office) (Zip Code)

(877) 438-4761
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to Vote of Security Holders.

On December 10, 2013, the Company held its 2013 Annual Meeting of Stockholders.  At that meeting, stockholders:

●	Elected two Class II directors to serve until the 2016 annual meeting of the Company’s stockholders or until their respective successors have been elected and qualified (“Election of Directors”);

●	Approved an amendment of the Company’s certificate of incorporation to increase the number of shares of common stock authorized from 300,000,000 to 500,000,000 shares (“Charter Amendment”);

●	Provided advisory approval of the appointment of independent auditors for fiscal year 2014 (“Appointment of Auditors”);

●	Provided advisory approval on the frequency of the vote on executive compensation; and

●	Provided advisory approval on executive compensation.

The specific votes with respect to aforementioned were as follows:

1.      Election of directors:

	VOTES
NAME	FOR	WITHHELD
David Buicko	72,181,075	14,197,757
Humbert Powell	55,009,318	31,369,514

2.  Charter Amendment:

VOTES
FOR	AGAINST	ABSTAIN
84,737,667	1,629,405	11,760

3.  Appointment of Auditors:

VOTES
FOR	AGAINST	ABSTAIN
77,329,193	9,040,599	66,750

4.  Frequency of the vote on executive compensation:

VOTES
ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
80,152,834	66,092	4,889,172	1,244,732

5.  Executive compensation:

VOTES
FOR	AGAINST	ABSTAIN
81,961,119	2,541,649	1,876,064

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN EARTH TECHNOLOGIES, INC.

Dated: December 12, 2013	By:	/s/ Greg Adams
Greg Adams
Chief Operating Officer and Chief Financial Officer